Exhibit 10.2

GUARANTY BY CORPORATIONS

        THIS GUARANTY, dated as of June 29, 2004, is made by INFOTECH USA, INC., a Delaware corporation (the “Parent”), and INFORMATION TECHNOLOGY SERVICES, INC., a New York corporation (“ITSI”; the Parent and ITSI, each a “Guarantor” and collectively the “Guarantors”), for the benefit of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (with its participants, successors and assigns, the “Lender”).

        The Lender, InfoTech USA, Inc., a New Jersey corporation (the “Borrower”), and the Guarantors are parties to a Credit and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”) pursuant to which the Lender may make advances and extend other financial accommodations to the Borrower.

        As a condition to extending such credit to the Borrower, the Lender has required the execution and delivery of this Guaranty.

        ACCORDINGLY, each Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

        1.     Definitions. All terms defined in the Credit Agreement that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

        2.     Indebtedness Guaranteed. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of: (i) the Obligations, and (ii) each and every other sum (including amounts that would become due but for the operation of the bankruptcy laws) now or hereafter owing to the Lender by the Borrower under the Loan Documents, including but not limited to, debts, liabilities and obligations arising out of loans, credit transactions, financial accommodations, discounts, purchases of property or other transactions with the Borrower or for the Borrower’s account or out of any other transaction or event, owed to the Lender or owed to others by reason of participations granted to or interests acquired or created for or sold to them by the Lender, in each case whether now existing or hereafter arising, whether arising directly in a transaction or event involving the Lender or acquired by the Lender from another by purchase or assignment or as collateral security, whether owed by the Borrower as drawer, maker, endorser, accommodation party, guarantor, principal, surety or as a member of any partnership, syndicate, association or group or in any other capacity, whether absolute or contingent, direct or indirect, primary or secondary, sole, joint, several or joint and several, secured or unsecured, due or not due, contractual, tortious or statutory, liquidated or unliquidated, arising by agreement or imposed by law or otherwise (all of sums referred to in clauses (i) and (ii) being hereinafter collectively called the “Indebtedness”).

        Each Guarantor acknowledges and agrees that the Indebtedness shall include, without limitation, interest on any portion of the Indebtedness that accrues after the commencement of any insolvency, bankruptcy, receivership, reorganization, liquidation, arrangement or other similar proceeding (each, a “Proceeding”), whether voluntary or involuntary (or if interest on any portion of the Indebtedness ceases to accrue by operation of law by reason of the commencement of any Proceeding, such interest as would have accrued on such portion of the Indebtedness as if such Proceeding had not been commenced).

        3.     Guarantors’ Representations and Warranties. Each Guarantor represents and warrants to the Lender that: (i) such Guarantor is a corporation, duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by such Guarantor have been duly authorized by all necessary action of its directors and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its Constituent Documents or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized Officers of such Guarantor and constitutes its lawful, binding and legally enforceable obligation, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights; and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. Each Guarantor represents and warrants to the Lender that such Guarantor has a substantial economic interest in the Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of the Indebtedness guarantied hereby, and that this Guaranty is given for a corporate purpose. Accordingly, the Lender may rely conclusively on a continuing warranty, hereby made, that such Guarantor continues to be benefited by this Guaranty and the Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Lender without regard to the receipt, nature or value of any such benefits.

        4.     Unconditional Nature.No act or thing need occur to establish any Guarantor’s liability hereunder, and no act or thing, except full payment and discharge of all of the Indebtedness, shall in any way exonerate any Guarantor hereunder or modify, reduce, limit or release such Guarantor’s liability hereunder. This is an absolute, unconditional, irrevocable and continuing guaranty of payment (and not merely of collection) of the Indebtedness and shall continue to be in force and be binding upon each Guarantor until all of the Indebtedness and all obligations of each Guarantor hereunder are irrevocably paid and performed in full and the Credit Agreement shall have terminated, notwithstanding that from time to time during the term of the Credit Agreement or this Guaranty, the Borrower may be free from any Indebtedness. Any payment made by any Guarantor under this Guaranty shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Lender, advising the Lender that such payment is made under this Guaranty for such purpose.

        5.     Dissolution or Insolvency of any Guarantor. The dissolution or adjudication of bankruptcy of any Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by the Lender and only prospectively, as to future transactions, as herein set forth. If any Guarantor shall be dissolved or shall be or become insolvent (however defined), then the Lender shall have the right to declare immediately due and payable, and each Guarantor will forthwith pay to the Lender, the full amount of all of the Indebtedness whether due and payable or unmatured. If any Guarantor voluntarily commences or there is commenced involuntarily against any Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

        6.     Subrogation, etc. Each Guarantor hereby waives all rights that such Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from the Borrower or from any property of the Borrower any sums paid under this Guaranty. No Guarantor will exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with the Borrower or a guarantor or surety of the Indebtedness or from any property of any such person until all of the Indebtedness shall have been fully and indefeasibly paid and discharged and the Credit Agreement shall have been terminated.

        7.     Enforcement Expenses. Each Guarantor will pay or reimburse, jointly and severally, the Lender for all costs, expenses and reasonable attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

        8.     Lender’s Rights. The Lender shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Borrower. Whether or not any existing relationship between any Guarantor and the Borrower has been changed or ended, the Lender may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by any Guarantor and without any prior or subsequent notice to any Guarantor. No Guarantor’s liability shall be affected or impaired by any of the following acts or things (which the Lender is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to any Guarantor): (i) the invalidity, irregularity or unenforceability of the Credit Agreement or any other Loan Document, any Indebtedness, any security interest or any guaranty; (ii) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (iii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Indebtedness or any part thereof arose; (iv) any waiver or indulgence granted to the Borrower, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (v) any full or partial release of, compromise or settlement with, or agreement not to sue, the Borrower or any guarantor or other person liable in respect of any of the Indebtedness; (vi) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vii) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (viii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (ix) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (x) any manner, order or method of application of any payments or credits upon the Indebtedness; (xi) any limitation on the liabilities, obligations or indebtedness of the Borrower under any Loan Document, that may now or hereafter be imposed by any statute, regulation, rule of law or otherwise; (xii) any merger, consolidation or amalgamation of the Borrower into or with any other Person, or any sale, lease or transfer of the assets of the Borrower to any other Person; (xiii) any change in the ownership of any shares of capital stock of the Borrower; and (xiv) any election by the Lender under Section 1111(b) of the United States Bankruptcy Code. Each Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

        9.     Waivers by Guarantors.

             (a)        Each Guarantor waives any and all defenses, claims, setoffs and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against the Lender any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Indebtedness (including any Guarantor), or any setoff available against the Lender to the Borrower or any other such person, whether or not on account of a related transaction. Each Guarantor expressly agrees that such Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of any Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Borrower or any of its assets. No Guarantor will assert, plead or enforce against the Lender any claim, defense or setoff available to any Guarantor against the Borrower. Each Guarantor waives diligence, presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness. The Lender shall not be required first to resort for payment of the Indebtedness to the Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

             (b)        So long as any Indebtedness remains outstanding, no Guarantor shall, without the prior written consent of the Lender, commence or join with any other Person in commencing any Proceeding of or against the Borrower.

             (c)        Each Guarantor hereby guarantees that the Indebtedness will be paid to the Lender without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholdings or otherwise) in lawful currency of the United States at the address of the Lender set forth in the Credit Agreement or at such other address or to such other account as the Lender may specify in writing to any Guarantor.

        10.     If Payments Set Aside, etc. If any payment applied by the Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

        11.     Additional Obligation of Guarantors. Each Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of such Guarantor to the Lender as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

        12.     Financial Information. Each Guarantor will deliver to the Lender all financial information concerning such Guarantor required to be delivered under the Credit Agreement.

        13.     No Duties Owed by Lender. Each Guarantor acknowledges and agrees that the Lender: (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to any Guarantor for, and (iii) has no duty to provide information to any Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Borrower or any guarantor. Each Guarantor has independently determined the creditworthiness of the Borrower and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on the Lender continue to make such determinations.

        14.     No Fraudulent Conveyance. Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by each Guarantor to secure this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, with respect to any Guarantor, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times, with respect to such Guarantor. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

        15.     Joint and Several Obligations. Each covenant, agreement, obligation, representation and warranty of the Guarantors contained herein constitutes the joint and several undertaking of each Guarantor.

        16.     Miscellaneous. This Guaranty shall be effective upon delivery to the Lender, without further act, condition or acceptance by the Lender, shall be binding upon each Guarantor and the successors and assigns of such Guarantor and shall inure to the benefit of the Lender and its participants, successors and assigns. No action, failure, delay or omission by the Lender in exercising any rights or remedies hereunder, under the Credit Agreement, under any other Loan Document or otherwise, shall constitute a waiver of, or impair, any of the rights or privileges of the Lender hereunder. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law or otherwise available. No waiver of any such right or remedy shall be effective unless given in writing by the Lender. No waiver of any right or remedy shall be deemed a waiver of any other right or remedy hereunder. This Guaranty, together with the other Loan Documents, constitutes the entire agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by each Guarantor and the Lender. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. Each Guarantor hereby: (i) consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or any Guarantor in connection with this Guaranty may be venued in either the state or federal courts located in New York County, New York; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        17.     WAIVER OF PERSONAL SERVICE AND JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON ANY GUARANTOR MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH GUARANTOR AT SUCH GUARANTOR’S ADDRESS SET FORTH IN THE CREDIT AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH GUARANTOR’S ACTUAL RECEIPT THEREOF OR TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

        IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor the date first written above.

INFOTECH USA, INC., a Delaware corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Chief Financial Officer, Vice President and Treasurer

INFORMATION TECHNOLOGY SERVICES, INC., a New York corporation

By:	/s/ J. Robert Patterson
Name:	J. Robert Patterson
Title:	Chief Financial Officer, Vice President and Treasurer